UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Kansas	48-0905805
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4441 West Airport Freeway, Irving, Texas	75062
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2014, and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certification of Designations of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Kansas on January 16, 2014 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 16, 2014).

4.1	Rights Agreement, dated as of January 15, 2014, between CEC Entertainment, Inc. and Computershare as rights agent, which includes the form of Certificate of Designations of Series B Junior Participating Preferred Stock as Exhibit A to the Rights Agreement, the Form of Right Certificate as Exhibit B to the Rights Agreement and the Summary of Rights to Purchase Preferred Shares as Exhibit C to the Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 16, 2014).

4.2	Letter Agreement, dated as of January 17, 2014, between CEC Entertainment, Inc. and Computershare, as rights agent.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 23, 2014

CEC ENTERTAINMENT, INC.

By:	/s/ Jay A. Young
	Name:	Jay A. Young
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certification of Designations of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Kansas on January 16, 2014 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 16, 2014).

4.1	Rights Agreement, dated as of January 15, 2014 between CEC Entertainment, Inc. and Computershare as rights agent, which includes the form of Certificate of Designations of Series B Junior Participating Preferred Stock as Exhibit A to the Rights Agreement, the Form of Right Certificate as Exhibit B to the Rights Agreement and the Summary of Rights to Purchase Preferred Shares as Exhibit C to the Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 16, 2014).

4.2	Letter Agreement, dated as of January 17, 2014, between CEC Entertainment, Inc. and Computershare, as rights agent.

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